UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
2.150% Notes due 2022	TMO 22A	New York Stock Exchange
0.750% Notes due 2024	TMO 24A	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                           ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2020, Thermo Fisher Scientific Inc. (the “Company”) replaced its existing $2.5 billion unsecured five-year revolving credit facility with a new $3.0 billion unsecured five-year revolving credit facility (the “Credit Facility”) pursuant to a Credit Agreement (the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto as Designated Borrowers, Bank of America, N.A., as Administrative Agent and a syndicate of lenders from time to time party thereto. Capitalized terms used in this Form 8-K and not defined herein shall have the meanings ascribed to them in the Credit Agreement, which is attached to this Form 8-K as Exhibit 10.1.

The Credit Facility expires December 4, 2025, subject to two one-year extensions at the request of the Company and with the consent of the lenders. The Credit Facility also contains an expansion option permitting the Company to request increases of up to an aggregate additional $1.0 billion from lenders that elect to make such increase available, upon the satisfaction of certain conditions. The proceeds of the Loans under the Credit Facility may be used for working capital purposes, capital expenditures, acquisitions, repurchases of stock, debentures and other securities, the refinancing of present and future debt and other general corporate purposes. If no Default or Event of Default has occurred, (i) each Eurocurrency Rate Loan and each Swing Line Loan denominated in Euros shall bear interest on the outstanding principal amount thereof for each Interest Period at a variable rate per annum equal to the Eurocurrency Rate for such Interest Period plus a margin of 1.025% to 1.600% based on the Company’s long-term debt credit ratings and (ii) each Base Rate Committed Loan and each Swing Line Loan denominated in Dollars shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a variable rate per annum equal to the Base Rate plus a margin of 0.025% to 0.600% based on the Company’s long-term debt credit rating. In addition, the Company has agreed to pay a facility fee equal to a variable rate between 0.100% and 0.275% per year based on the Company’s long-term debt credit rating times the actual daily amount of the Commitments, regardless of usage, quarterly in arrears on the last business day of each March, June, September and December, commencing with the first such date to occur after the Closing Date.

The Company has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Facility. The Credit Agreement contains customary conditions precedent, representations and warranties, affirmative and negative covenants, events of default and indemnities. The negative covenants include restrictions on liens and fundamental changes. These covenants are subject to a number of important exceptions and qualifications. The Credit Agreement also requires a minimum consolidated net interest coverage ratio of 3.5 to 1.0 as at the last day of any fiscal quarter. Certain changes of control with respect to the Company would constitute an event of default under the Credit Facility. Upon the occurrence and during the continuance of an event of default, the lenders may declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable. Borrowings under the Credit Facility are prepayable at the Company’s option in whole or in part without premium or penalty.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Credit Agreement (including exhibits), which is filed as Exhibit 10.1 and incorporated by reference herein.

In the ordinary course of business, certain of the lenders under the Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, foreign exchange or other financial services to the Company for which they have received compensation and may receive compensation in the future.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

See Exhibit Index attached hereto.

Exhibit Number	Description
10.1	Credit Agreement, dated December 4, 2020, among Thermo Fisher Scientific Inc., certain Subsidiaries of Thermo Fisher Scientific Inc. from time to time party thereto, Bank of America, N.A., as Administrative Agent and each lender from time to time party thereto.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Thermo Fisher Scientific Inc.

Date: December 4, 2020	By	/s/ Michael A. Boxer
		Name:	Michael A. Boxer
		Title:	Senior Vice President and General Counsel